SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:
3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:
_______________________________________________________________

PLEASE VOTE NOW
WE MUST RECEIVE YOUR VOTE BY APRIL 25, 2019
IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN
Principal Variable Contracts Funds, Inc.
Recently, we sent you proxy material regarding the Joint Annual Meeting of Shareholders that is scheduled for April 25, 2019. The Accounts’ records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Accounts to obtain a sufficient number of votes to hold the meeting as scheduled.
Your vote is important no matter the size of your account holdings.
Please vote promptly so your vote can be received prior to the
April 25 Joint Annual Meeting of Shareholders.
The Accounts have made it very easy for you to vote.
Choose one of the following methods:

VOTE BY PHONE	VOTE BY MAIL	VOTE BY INTERNET

Call the toll-free touchtone phone number listed on your voting instruction card. Have your voting instruction card with control number available. Follow the touch-tone prompts to vote.	Return the executed voting instruction card in the pre-paid envelope provided so it is received before April 25, 2019.	Visit the Website noted on your voting instruction card and enter the control number that appears on the voting instruction card. Follow the on-screen prompts to vote.
THANK YOU FOR VOTING